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                                     Exhibit 10.1


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                                 INDEMNITY AGREEMENT

    INDEMNITY AGREEMENT, dated July 1, 1996, between BARRA, Inc., a California corporation (the "Indemnifying Party") and LIBERTY BROKERAGE INVESTMENT CORP., a Delaware corporation (the "Indemnified Party").

                                     WITNESSETH:

    WHEREAS, the Indemnified Party is the parent company of Liberty BAS Participation Corp., a Delaware corporation ("Liberty BAS"), which is a general partner of BARRA Analytic Securities ("BAS");

    WHEREAS, the Indemnifying Party is the parent company of BARRA
International (U.K.) Ltd., a Delaware corporation, which is a general partner of BAS;

    WHEREAS, the Indemnified Party has guaranteed BAS's performance and obligations with respect to the brokering of U.S. Treasury and corporate Securities (the "Guaranties").

    NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Indemnifying Party and the Indemnified Party agree as follows:

    1.   The Indemnifying Party will indemnify the Indemnified Party for fifty
         (50) percent of any and all claims, demands, causes of action, proceedings, losses, damages, expenses, liabilities, penalties, deficiencies, judgments or costs, including without limitation reasonable attorney's fees, court costs and amounts paid in settlement (collectively, "Claims"), at any time asserted or threatened against or incurred by the Indemnified Party by reason of the fact that the Indemnified Party has guaranteed BAS's performance and obligations with respect to the brokering of U.S. Treasury and corporate securities. The provisions of this section shall not be deemed exclusive of any other right which the Indemnified Party may have to indemnification under any other section hereof or that it or Liberty BAS may be entitled to under the Partnership and Joint Venture Agreement of BAS.

    2. The Indemnifying Party also agrees that (i) the Indemnified Party shall be entitled to indemnification to the full extent permitted by the General Corporation Law of the State of Delaware as in effect from time to time; and (ii) the Indemnified Party shall be entitled to payment by Indemnifying Party in

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         advance of fifty (50) percent of the expenses (including reasonable attorneys' fees) incurred by the Indemnified Party in defending any actual of threatened arbitration, action, suit, or proceeding (collectively, "Claims"). The Indemnifying Party shall have the right to approve the attorneys chosen by the Indemnified Party to represent the Indemnified Party with respect to any Claims. The Indemnifying Party's approval of such attorneys shall not be unreasonably withheld.

    3. The Indemnified Party agrees that the Indemnifying Party's obligations under this Agreement shall be equal to the amount that the Indemnified Party has received from Liberty BAS.

    4. The indemnities contained in this Agreement are conditioned upon the Indemnified Party giving prompt written notice to the Indemnifying Party of any Claim against the Indemnified Party which might give rise to a claim for indemnification hereunder, stating the nature and basis of such Claim and the amount thereof. The Indemnified Party shall have full responsibility and authority with respect to the disposition of any such claim, provided, that the Indemnified Party may not settle or compromise any claim without the prior written consent of the Indemnifying Party. The Indemnifying Party, at its own expense, may participate in any defense of any claim.

    5. This Agreement shall not be limited in any manner by the existence of any liability insurance that the Indemnifying Party may purchase and maintain with respect to the Indemnified Party.

    6. This Agreement may be amended, modified and supplemented only by written agreement signed by each of the partied hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and either delivered by hand or mail (certified mail, return receipt requested), or by facsimile or telecopy transmission, followed by copy delivered by hand or by mail, to the parties at the following addresses:

              (I)       If to the Indemnified Party, to:

                        Liberty Brokerage Investment Corp.
                        77 Water Street
                        New York, New York  10005
                        Attention: Chief Financial Officer

             (II)       If to the Indemnifying Party, to:

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                        BARRA, Inc.
                        1995 University Avenue, Suite 400
                        Berkeley, CA  94704


              or, in any case, to such person or address as to which any party shall notify the other parties in the manner provided herein.

         7. Whenever possible, each provision shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect such invalidity, illegality or unenforceability shall not effect any other provision of the Agreement, and this Agreement shall be deemed valid and enforceable to the full extent possible.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.



                             BARRA, Inc.


                        BY:  /s/ James D. Kirsner
                             -----------------------------------
                             James D. Kirsner
                             Chief Financial Officer


                             LIBERTY BROKERAGE INVESTMENT CORP.


                        BY:  /s/ Steven Warshavsky
                             ------------------------------------
                             Steven Warshavsky
                             Chief Financial Officer


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